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                                                                EXHIBIT 21.1



                               SUBSIDIARIES OF
                           PENSKE MOTORSPORTS, INC.



Wholly-Owned
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California Speedway Corporation, a Delaware Corporation, d/b/a California
Speedway

Competition Tire South, Inc., a Delaware corporation, d/b/a CompTire and CompTire-Daytona Beach

Competition Tire West, Inc., a Michigan Corporation, d/b/a CompTire and CompTire-Brooklyn

Michigan International Speedway, Inc., a Michigan Corporation, d/b/a Michigan Speedway Corporation

Motorsports International, Corp. a Pennsylvania Corporation, d/b/a Motorsports Services

North Carolina Motor Speedway, Inc., a North Carolina Corporation, d/b/a North Carolina Speedway

Pennsylvania International Raceway, Inc., a Pennsylvania Corporation, d/b/a Nazareth Speedway and Pennsylvania Speedway Corporation

45% Owned
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Homestead-Miami Speedway, LLC, a Delaware limited liability company, d/b/a
Miami-Dade Homestead Motorsports Complex and Homestead-Miami Speedway